Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 1, of our report dated March 26, 2020, relating to the balance sheet of Stable Road Acquisition Corp. as of December 31, 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 28, 2019 (inception) through December 31, 2019 and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
December 13, 2020